Exhibit 99.1

Investor Relations Contact:

Bob East, Westwicke Partners

(443) 213-0500

Tivity@Westwicke.com

TIVITY HEALTH REPORTS THIRD-QUARTER 2018 RESULTS

REPORTS EPS OF $0.59 AND REVENUES OF $151.5 MILLION

NASHVILLE, Tenn. (November 5, 2018) - Tivity Health®, Inc. (NASDAQ:TVTY) today announced financial results for the third quarter ended September 30, 2018.

Third-Quarter 2018 Financial Highlights

•	Revenues increased by 10.0% to $151.5 million compared to revenues of $137.7 million for the third quarter of 2017.

•	Income from continuing operations increased by 27.5% to $25.4 million, compared to $19.9 million for the third quarter of 2017.

•	Income from continuing operations per diluted share increased by 28.3% to $0.59, compared to $0.46 for the third quarter of 2017.

•	EBITDA was $36.6 million, or 24.2% of revenues, compared to $35.3 million, or 25.7% of revenues, for the third quarter of 2017. See page 8 for a reconciliation of non-GAAP financial measures.

•	Cash flow from operations was $33.2 million and free cash flow totaled $30.4 million. See page 8 for a reconciliation of non-GAAP financial measures.

TVTY Reports Third-Quarter Results

November 5, 2018

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

	Three Months Ended September 30,
	2018	2017
Revenues	$151.5	137.7

Income from continuing operations, GAAP basis	$0.59	0.46

Weighted average diluted common shares outstanding (in thousands)	42,827	43,527

“We are pleased with our solid financial and operational performance in the quarter driven by continued strong performance in our flagship SilverSneakers® brand.  While early in their life cycle, we’re gaining traction and seeing success from several growth levers, particularly within SilverSneakers, and feel confident on reaching 5 million enrolled members by the end of 2020,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “Our strong free cash flow has allowed us to continue to pay down our debt and invest in the business.”

“Our Prime revenue continues to grow and increased approximately 20% year-over-year.  We continue to test other marketing levers to increase new subscription growth,” said Arra Yerganian, Tivity Health’s Chief Brand Officer.  “Additionally, and in consultation with AARP, we made a decision in the third quarter to move the launch of Flip50TM to the first quarter of 2019 recognizing that the expected sign up for this product has a seasonality factor and the return on our marketing investment is anticipated to be much better after the holidays. In the last few months, we have tested marketing messaging and consumer response with the intent of refining our go-to-market strategy at launch for Flip50.  These initiatives are showing promising signs of meeting the wellness needs of the age 50-plus population.”

2018 Financial Guidance

Based on the Company’s performance through the first three quarters of 2018 and its outlook for the remainder of 2018, Tivity Health narrowed its financial guidance for 2018 from the broader ranges previously provided to the following ranges:

•	Revenues in a range of $607 million to $610 million, compared to the previous range of $607 million to $625 million;
•	EBITDA in a range of $139 million to $142 million, compared with the previous range of $139 million to $144 million; and
•	Earnings per diluted share in a range of $2.15 to $2.20, compared with the previous range of $2.12 to $2.20.

This financial guidance for 2018 assumes:

•	Depreciation expense of approximately $4 million;
•	Interest expense of approximately $8.5 million, of which approximately $6 million is non-cash expense;
•	An effective tax rate of approximately 26%;
•	Weighted average diluted shares outstanding of approximately 43.5 million;
•	Free cash flow in excess of $100 million (defined as cash flows from operations less capital expenditures); and
•	Capital expenditures of approximately $10 million.

TVTY Reports Third-Quarter Results

November 5, 2018

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 866-393-4306 or 734-385-2616 for international callers and referencing code 4590706 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 855-859-2056 or 404-537-3406 for international callers, code 4590706, and the replay will also be available on the Company's website for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to develop and implement effective strategies;
•	the effectiveness of the reorganization of the Company’s business and its ability to realize the anticipated benefits;
•	the Company’s ability to sign and implement new contracts with new or existing customers;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•

the Company’s ability to renew and/or maintain contracts with its customers and/or its partner locations under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company’s resources;
•

the Company’s ability to accurately forecast its revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•	the Company’s ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company’s services;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•

the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company;

•	the impact of severe or adverse weather conditions on member participation in the Company’s programs;
•	the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants;
•	the risks associated with changes in macroeconomic conditions;

TVTY Reports Third-Quarter Results

November 5, 2018

•	the Company’s ability to integrate new or acquired businesses, services, technologies, solutions, or products into its business and to accurately forecast the related costs;
•

the Company’s ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company’s industry and/or business and to accurately forecast the related impact on the Company’s revenues and earnings;

•	the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets;
•	the Company’s ability to develop and commercially introduce new products;
•	the market’s acceptance of the Company’s new products and services;
•	the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations;
•

the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or member health information and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate the Company’s cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to the Company’s business reputation;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, or Medicare Supplement;
•	current geopolitical turmoil and the continuing threat of domestic or international terrorism;
•	the potential emergence of a health pandemic or infectious disease outbreak;
•	the impact of the Tax Cuts and Jobs Act of 2017 and any additional new or proposed tax legislation;
•	the impact of legal proceedings involving the Company and/or its subsidiaries; and
•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation’s leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 15.6 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation’s largest payers and employers. Learn more at www.tivityhealth.com.

TVTY Reports Third-Quarter Results

November 5, 2018

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$1,643	$28,440
Accounts receivable, net	67,012	55,113
Prepaid expenses	3,787	3,444
Cash convertible notes hedges	—	134,079
Income taxes receivable	673	39
Other current assets	4,640	2,180
Total current assets	77,755	223,295

Property and equipment, net of accumulated depreciation of $31,636 and $28,533, respectively	14,566	10,658
Long-term deferred tax asset	1,354	25,166
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Other long-term assets	25,105	13,315
Total assets	$482,509	$636,163

Current liabilities:
Accounts payable	$30,145	$26,804
Accrued salaries and benefits	5,590	15,018
Accrued liabilities	41,236	34,511
Cash conversion derivative	—	134,079
Current portion of debt	52	145,959
Current portion of long-term liabilities	2,249	2,262
Total current liabilities	79,272	358,633

Long-term debt	52,132	—
Other long-term liabilities	4,525	5,577

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 40,045,663 and 39,729,580 shares outstanding, respectively	40	40
Additional paid-in capital	353,594	349,243
Retained earnings (accumulated deficit)	21,128	(49,148)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Total stockholders' equity	346,580	271,953
Total liabilities and stockholders' equity	$482,509	$636,163

TVTY Reports Third-Quarter Results

November 5, 2018

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings (loss) per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$151,467	$137,703	$453,261	$417,588
Cost of services (exclusive of depreciation and amortization of $1,071, $699, $3,041 and $2,003, respectively, included below)	107,047	94,539	324,346	296,009
Selling, general & administrative expenses	7,817	7,838	24,151	24,376
Depreciation and amortization	1,204	850	3,461	2,426
Restructuring and related charges	—	(16)	124	669
Operating income	35,399	34,492	101,179	94,108

Interest expense	1,013	4,203	7,948	12,167
Income before income taxes	34,386	30,289	93,231	81,941

Income tax expense	9,029	10,403	23,856	29,334
Income from continuing operations	25,357	19,886	69,375	52,607

Income from discontinued operations, net of income tax	—	6,519	901	2,625
Net income	$25,357	$26,405	$70,276	$55,232

Earnings per share - basic:
Continuing operations	$0.63	$0.50	$1.74	$1.34
Discontinued operations	$—	$0.17	$0.02	$0.07
Net income	$0.63	$0.67	$1.76	$1.41

Earnings per share - diluted:
Continuing operations	$0.59	$0.46	$1.60	$1.25
Discontinued operations	$—	$0.15	$0.02	$0.06
Net income	$0.59	$0.61	$1.63	$1.31

Comprehensive income	$25,357	$26,405	$70,276	$59,734

Weighted average common shares and equivalents:
Basic	40,010	39,443	39,898	39,254
Diluted	42,827	43,527	43,234	42,253

TVTY Reports Third-Quarter Results

November 5, 2018

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Income from continuing operations	$69,375	$52,607
Income from discontinued operations	901	2,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,461	2,446
Amortization of deferred loan costs	1,101	2,318
Amortization of debt discount	4,140	5,941
Share-based employee compensation expense	4,913	5,019
Gain on sale of TPHS business	(1,304)	(4,782)
Loss on release of cumulative translation adjustment	—	3,044
Deferred income taxes	23,812	27,545
Increase in accounts receivable, net	(12,181)	(2,986)
Decrease in other current assets	1,544	2,035
Decrease in accounts payable	(1,285)	(1,247)
Decrease in accrued salaries and benefits	(10,626)	(10,925)
Decrease in other current liabilities	(11,235)	(7,487)
Other	1,912	(2,525)
Net cash flows provided by operating activities	$74,528	$73,628

Cash flows from investing activities:
Acquisition of property and equipment	$(6,456)	$(3,974)
Proceeds from sale of MeYou Health	1,416	—
Net cash flows used in investing activities	$(5,040)	$(3,974)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$173,350	$330,700
Payments of long-term debt	(271,923)	(400,945)
Proceeds from settlement of cash convertible notes hedges	141,246	—
Payments related to settlement of cash conversion derivative	(141,246)	—
Payments related to tax withholding for share-based compensation	(2,083)	(1,798)
Exercise of stock options	1,521	4,314
Deferred loan costs	—	(2,452)
Change in cash overdraft and other	2,887	2,083
Net cash flows used in financing activities	$(96,248)	$(68,098)

Effect of exchange rate changes on cash	$(37)	$1,750

Net increase in cash and cash equivalents	$(26,797)	$3,306

Cash and cash equivalents, beginning of period	$28,440	$1,602

Cash and cash equivalents, end of period	$1,643	$4,908

TVTY Reports Third-Quarter Results

November 5, 2018

TIVITY HEALTH, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

(Unaudited)

Reconciliation of EBITDA, Non-GAAP Basis

to Income from Continuing Operations, GAAP Basis (in thousands)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
EBITDA, non-GAAP basis (1)	$36,603	$35,342
Depreciation and amortization	1,204	850
Interest expense	1,013	4,203
Income tax expense	9,029	10,403
Income from continuing operations, GAAP basis	$25,357	$19,886

(1)

EBITDA is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis to

Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
Free cash flow, non-GAAP basis (2)	$30,444	$31,838
Acquisition of property and equipment	2,783	1,730
Net cash flows provided by operating activities, GAAP basis	$33,227	$33,568

(2)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP.

Reconciliation of EBITDA Guidance, Non-GAAP Basis
to Net Income Guidance, GAAP Basis
(In millions)

Year Ending December 31, 2018
EBITDA guidance, non-GAAP basis (3)	$139 - $142
Depreciation and amortization	(4)
Interest expense	(8.5)
Income tax expense	(32.9 – 33.7)
Net income guidance, GAAP basis	$$93.6 – 95.8

(3)

EBITDA guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA guidance in isolation or as a substitute for net income guidance determined in accordance with U.S. GAAP.